Exhibit 5.1

666 Third Avenue New York, New York 10017 212-935-3000 212-983-3115 fax www.mintz.com

April 19, 2016

Immune Pharmaceuticals Inc.

430 East 29th Street, Suite 940

New York, NY 10016

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Prospectus Supplement, dated April 19, 2016 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-198647, that was declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on October 28, 2014 (the “Registration Statement”), to be filed by Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), with Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of an aggregate of 3,500,000 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company in an aggregate offering amount of up to $1.51 million, pursuant to that certain Capital Access Agreement, dated April 19, 2016, by and between the Company and Regatta Select Healthcare, LLC (the “Capital Access Agreement”). The Capital Access Agreement has been filed as exhibit 10.1 to a Current Report on Form 8-K dated April 19, 2016, as filed with the Commission on the date hereof and incorporated by reference into the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus Supplement pursuant to the Capital Access Agreement.

In connection with this opinion, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

It is understood that this opinion is to be used only in connection with the offer and sale of Shares while the Registration Statement is effective under the Securities Act.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | Washington | New York | Stamford | Los Angeles | San Francisco | San Diego | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

April 19, 2016

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm’s name therein and in the Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.